UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 14, 2009

BIOHEART, INC.

(Exact name of registrant as specified in its charter)

Florida
(State or other jurisdiction of incorporation)

1-33718	65-0945967
(Commission File Number)	(IRS Employer Identification No.)

13794 NW 4th Street, Suite 212
Sunrise, Florida 33325
(Address of principal executive offices, including zip code)

(954) 835-1500
(Registrant's telephone number, including area code)

Copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.
Item 7.01. Regulation FD Disclosure.

On October 31, 2009, Bioheart, Inc. (the "Company") closed its current offering under Regulation D (the "Offering"). The Company received total gross proceeds in the amount of $3,886,812 from the placement of restricted common stock and warrants under the Offering. The number of shares of common stock issued in connection with the Offering (including common stock underlying the warrants) was 4,861,688 shares. Total compensation paid to third parties consisted of $42,174 in cash and warrants to purchase 50,917 shares of common stock.

The Offering consisted of units comprised of ten shares of common stock, at a per share price that represented a 10% discount to the volume weighted average trading price for the Company's common stock for the five trading days preceding each subscription date, as quoted on the OTCBB, together with 30% warrant coverage with an exercise price that was 120% of the per share price for the common stock comprising the unit.

Item 9.01 Exhibits.

Exhibit Number	Description
none

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2009

BIOHEART, INC.
By:	/s/ Karl E. Groth
Karl E. Groth Chairman and Chief Executive Officer